   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 22, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           --------------------------
                       NATIONAL MEDICAL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                 95-2557091
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                              2700 COLORADO AVENUE
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 998-8000
    (Address, including zip code, and telephone number including area code, of Registrant's Principal Executive Offices)

                              SCOTT M. BROWN, ESQ.
                             SENIOR VICE PRESIDENT
                         SECRETARY AND GENERAL COUNSEL
                       NATIONAL MEDICAL ENTERPRISES, INC.
                              2700 COLORADO AVENUE
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 998-8000
               (Name, address, including zip code, and telephone
               number including area code, of agent for service)
                           --------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

         THOMAS C. JANSON, JR.                   CHARLES E. GERBER, ESQ.
 Skadden, Arps, Slate, Meagher & Flom           Neal, Gerber & Eisenberg
  300 South Grand Avenue, Suite 3400               Two LaSalle Street
     Los Angeles, California 90071               Chicago, Illinois 60602
            (213) 687-5000                           (312) 269-8000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                               PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
          TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE        OFFERING         REGISTRATION
       SECURITIES TO BE REGISTERED            BE REGISTERED      PER SHARE (1)        PRICE (1)         FEE (2)(3)
Common Stock, par value
 $0.075 per share.........................  20,296,518 shares      $15.4375        $313,327,497.63      $108,144.72

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of the average high and low prices of the Common Stock on the New York Stock Exchange on February 14, 1995.
(2) The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) promulgated thereunder as follows: the sum of one twenty-ninth of one percent of the product of $15.4375 (the average of the high and low sales price of a share of NME Common Stock on the New York Stock Exchange on February 14, 1995).
(3) Pursuant to Rule 457(b) promulgated under the Securities Act and Section 14(g)(2) of the Exchange Act and Rule 0-11 promulgated thereunder, only one fee per transaction is required to be paid. A fee of $131,660.54 was previously paid on November 17, 1994 in connection with the filing by the Company of a Registration Statement on Form S-4 (File No. 33-57485) in connection with a merger between the Company and American Medical Holdings, Inc. The offering of the shares registered hereby was originally included on such registration statement in the preliminary Information Statement/Prospectus and the appropriate fee was paid by the Company. At the time the Registration Statement on Form S-4 was declared effective by the Commission, the shares offered hereby were not included. The actual fee in connection with the filing of the Form S-4 was $59,590.88. As a result, the Company paid an excess fee of $72,069.66 in connection with the Form S-4. Pursuant to Rule 457(b) promulgated under the Securities Act and
     Section 14(g)(2) of the Exchange Act and Rule 0-11 promulgated thereunder, the excess fee paid in connection with the previous filing has been credited against the registration fee payable in connection with this filing. Additionally, pursuant to Section 6(b) of the Securities Act, a fee of $100.00 is required at the time of filing this Registration Statement. Accordingly, a fee of $36,075.06 is being submitted herewith.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 22, 1995

PROSPECTUS

                       NATIONAL MEDICAL ENTERPRISES, INC.

                       20,296,518 SHARES OF COMMON STOCK
                               ($0.075 PAR VALUE)

    THE 20,296,518 SHARES OF COMMON STOCK, PAR VALUE $0.075 PER SHARE (THE "COMMON STOCK"), OF NATIONAL MEDICAL ENTERPRISES, INC. ("NME" OR THE "COMPANY") COVERED HEREUNDER MAY BE OFFERED FOR SALE FROM TIME TO TIME BY AND FOR THE ACCOUNT OF CERTAIN SHAREHOLDERS OF THE COMPANY (THE "SELLING SHAREHOLDERS"). THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF ANY OF THE COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS. SEE "SELLING SHAREHOLDERS." THE COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE (THE "NYSE") AND THE PACIFIC STOCK EXCHANGE (THE "PSE").

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
      PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THE COMPANY, PURSUANT TO AGREEMENTS WITH THE SELLING SHAREHOLDERS, HAS AGREED TO PAY SUBSTANTIALLY ALL OF THE EXPENSES OF ANY OFFERING AND SALE HEREUNDER (NOT INCLUDING FEES, COMMISSIONS AND DISCOUNTS OF UNDERWRITERS, DEALERS OR AGENTS).

    THE COMMON STOCK WILL BE SOLD DIRECTLY, THROUGH AGENTS, UNDERWRITERS OR DEALERS AS DESIGNATED FROM TIME TO TIME, OR THROUGH A COMBINATION OF SUCH METHODS ON TERMS TO BE DETERMINED AT THE TIME OF SALE AT MARKET PRICES OBTAINABLE AT THE TIME OF SALE OR OTHERWISE IN PRIVATE NEGOTIATED TRANSACTIONS AT PRICES DETERMINED BY NEGOTIATION.

                THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1995

    NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK OFFERED HEREBY OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OF SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 3190 Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information filed by the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and at the offices of the PSE at 301 Pine Street, San Francisco, California 94104.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, relates only to the Common Stock, and does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Prospectus incorporates by reference certain documents relating to the Company which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, on oral or written request by any person, including any beneficial owner, to whom this Prospectus is delivered, from the Company, 2700 Colorado Avenue, Santa Monica, California 90404, telephone number (310) 998-8000, Attention: Scott M. Brown, Esq., Senior Vice President, Secretary and General Counsel.

    The following documents have been filed with the Commission pursuant to the Exchange Act (File No. 0-11290) and are incorporated in this Prospectus by reference and are made a part hereof:

        1. Annual Report on Form 10-K for the fiscal year ended May 31, 1994 (the "NME 10-K");

        2. Form 10K/A filed with the Commission on January 18, 1995 which amends the aforesaid Annual Report on Form 10-K;

        3. Quarterly Reports on Form 10-Q for the quarterly periods ended August 31, 1994 and November 30, 1994;

        4. Current Report on Form 8-K filed with the Commission on January 31, 1995;

        5. Current Report on Form 8-K filed with the Commission on February 10, 1995;

        6. The portions of NME's Proxy Statement for the Annual Meeting of Shareholders held on September 28, 1994 that have been incorporated by reference into the NME 10-K;

        7. The portions of NME's Annual Report to Shareholders for the fiscal year ended May 31, 1994 that have been incorporated by reference into the NME 10-K;

        8. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the Commission on April 8, 1971, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

        9. The description of certain preferred stock purchase rights which are attached to the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the Commission on December 9, 1988, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                       NATIONAL MEDICAL ENTERPRISES, INC.

    The Company is a hospital-based healthcare services company that owns and operates acute care hospitals and related health care facilities. The Company's principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California 90404 and its telephone number is (310) 998-8000.

                                USE OF PROCEEDS

    All of the shares of Common Stock covered hereby are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sales of Common Stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

    On October 10, 1994, NME, AMH Acquisition Co., a Delaware corporation and a newly formed, wholly owned subsidiary of NME ("Merger Sub"), and American Medical Holdings, Inc., a Delaware corporation ("AMH"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into AMH and AMH will become a wholly owned subsidiary of NME (the "Merger"). At the time the Merger becomes effective (the "Effective Time"), each outstanding share of common stock, par value $0.01 per share, of AMH (the "AMH Common Stock"), other than shares held by AMH stockholders who have elected appraisal rights and shares held by NME and its subsidiaries, will be converted into the right to receive (i) 0.42 of a share of common stock, par value $0.075 per share, of NME (the "NME Common Stock") and
(ii) $19.00 in cash ($19.25 in cash if the Merger is consummated after March 31,
1995) (collectively, the "Merger Consideration"). The aggregate Merger Consideration will be approximately $1.5 billion in cash and approximately 32.7 million shares of NME Common Stock. Under certain limited circumstances, AMH stockholders will, at the option of AMH, be entitled to receive $6.88 in cash per share in lieu of the NME Common Stock constituting part of the Merger Consideration. As of January 10, 1995, AMH had an aggregate of 77,622,233 shares of common stock outstanding, not including 186,054 shares issuable upon the expected conversion of AMI's 9 1/2% Convertible Subordinated Debentures due 2001 (the "AMI 9 1/2% Convertible Debentures"). AMH has received written consents executed by the holders of record of approximately 61.4% of the outstanding shares of AMH Common Stock (the "Consenting Holders") approving and adopting the Merger and the Merger Agreement. The shares of NME Common Stock to be issued pursuant to the Merger, other than the shares to be received by the Consenting Holders, were registered pursuant to a Registration Statement on Form S-4 which has previously been filed by NME with the Commission under the Securities Act. NME is registering for resale pursuant to this Registration Statement the shares of NME Common Stock to be issued pursuant to the Merger to the Consenting Holders, as well as certain shares held by "affiliates" of AMH.

    The Selling Shareholders and the Company are parties to a Registration Rights Agreement dated as of February 22, 1995 (the "Registration Rights Agreement") pursuant to which the Company granted certain registration rights to the Selling Shareholders and any of their partners, shareholders, beneficiaries or other similar persons to whom they may distribute any of the Securities which were acquired by the Selling Shareholders under the Merger Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file with the Commission a Registration Statement under the Securities Act. Under the terms of the Registration Rights Agreement, the Company has agreed to pay the fees and expenses incurred in connection with the registration (including the fees and expenses up to a maximum of $50,000 for one counsel on behalf of all of the Selling Shareholders); provided, however, that the Company will not pay any underwriting fees, discounts, commissions or fees of similar securities industry professionals attributable to the sale or distribution of the Securities.

    The table below sets forth certain information with respect to the Selling Shareholders and their beneficial ownership of Common Stock as of February 15, 1995 and includes information with respect to positions, offices or other material relationships of the Selling Shareholders with the Company, or any of its predecessors or affiliates, during the past three years.

                                                      SHARES OF
                                                     COMMON STOCK   NUMBER OF SHARES    APPROXIMATE
                                                    OWNED PRIOR TO  OF COMMON STOCK    PERCENTAGE OF
NAME                                                 THE OFFERING       OFFERED        SHARES OWNED
                                                    --------------  ----------------  ---------------
GKH Investments L.P. (1)(2).......................     10,382,050        10,382,050         5.1%
GKH Private Limited (2)(3)........................        392,530           392,530          *
MB L.P. I (4).....................................      4,450,018         4,450,018         2.2%
1987 Merchant Investment Partnership (4)..........        298,270           298,270          *
Mellon Bank, N.A., as trustee for First Plaza
 Group Trust (5)..................................      4,478,727         4,478,727         2.2%
John T. Casey (6).................................         97,776            97,776          *
Sheldon S. King...................................            420               420          *
William E. Mayer..................................         10,500            10,500          *
Robert W. O'Leary (6).............................        185,364           185,364          *
Harold M. Williams................................            863               863          *
                                                    --------------  ----------------
    Total.........................................     20,296,518        20,296,518
                                                    --------------  ----------------
                                                    --------------  ----------------

- ------------------------
*Less than one percent beneficially owned.

(1)  Does  not  include 392,530  shares  of Common  Stock  owned by  GKH Private
     Limited, a corporation the assets of which are managed by GKH Partners, L.P., the general partner of GKH Investments, L.P. ("GKH").

(2)  A  corporation  wholly owned  by Melvyn  N. Klein,  a director  of American
     Medical Holdings,  Inc. ("AMH"),  serves as  a general  partner of  GKH.  A corporation  wholly owned by Dan W. Lufkin,  a director of AMH, serves as a general partner of  GKH. Harold  S. Handelsman, a  director of  AMH, is  an officer  of, and Thomas J. Pritzker a  nominee to the board of directors of
     NME is  an officer  and director  of  a corporation  which is  the  general partner  of a  limited partnership  which is a  general partner  of GKH. By
     virtue  of  their  relationships  to   GKH  Investments,  L.P.  and   GKH's
     relationship to GKH Private Limited, Messrs. Klein, Lufkin, Handelsman, and
     Pritzker  may  be deemed  to share  beneficial ownership  of the  shares of
     Common Stock beneficially owned  by GKH Investments,  L.P. and GKH  Private
     Limited. Messrs. Klein, Lufkin, Handelsman and Pritzker disclaim beneficial ownership of such shares.

(3)  Does   not  include  10,382,050  shares  of   Common  Stock  owned  by  GKH
     Investments, L.P.

(4)  Robert B. Calhoun, Jr., a  director of AMH, is  a major stockholder in  and
     President of Clipper Asset Management Corporation, the sole general partner of  The Clipper  Group, L.P.,  a Delaware  limited partnership ("Clipper").
     Pursuant  to  an  Asset  Management   Agreement  with  C.S.  First   Boston
     Corporation   and  certain  of  its  affiliates,  Clipper  manages  certain investments for  such persons,  including the  4,450,018 shares  of  Common
     Stock  indicated in the above table which are  held in the name of MB L.P.I and an additional 298,270 shares of Common  Stock held in the name of  1987
     Merchant  Investment Partnership, which are  listed separately in the above table. Under the Asset Management Agreement, Clipper has sole power to vote the shares  of the  Common Stock,  but does  not have  the power  (sole  or shared)  to dispose of any such shares, Clipper is not an affiliate of C.S.
     First Boston  Corporation. Mr.  Calhoun disclaims  beneficial ownership  of such shares.

(5)  Mellon  Bank, N.A.,  acts as  the trustee  (the "Trustee")  for First Plaza
     Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as First Plaza's investment manager with respect to these shares and in that capacity it has the sole power to direct the Trustee as to the voting and disposition of these shares.
     Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed.

(6) Pursuant to the Merger Agreement, Messrs. O'Leary and Casey have been nominated by AMH to serve on the Board of Directors of NME. Each of these nominees has agreed to serve as a director of NME following the Merger.

    Because the Selling Shareholders may sell all or part of their shares of Common Stock offered hereby, no estimate can be given as to the number of shares of Common Stock that will be held by any Selling Shareholder upon termination of any offering made hereby.

                              PLAN OF DISTRIBUTION

    Any distribution hereunder of the Common Stock by the Selling Shareholders may be effected from time to time in one or more of the following transactions:
(a) through brokers, acting as principal or agent, in transactions (which may involve block transactions), in special offerings, on the NYSE, on the PSE, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, (b) to underwriters who will acquire shares of Common Stock for their own account and resell such shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (c) directly or through brokers or agents in private sales at negotiated prices, (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder, or (e) by any other legally available means or (f) to their Distributees as defined in the Registration Rights Agreement. Also, offers to purchase the Common Stock may be solicited by agents designated by the Selling Shareholders from time to time. Underwriters or other agents participating in an offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions under the Securities Act, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

    At the time a particular offering of any Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for any Common Stock purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or filed or paid to dealers.

    In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold hereunder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold hereunder unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

    The Company has been advised that, as of the date hereof, the Selling Shareholders have made no arrangement with any broker for the sale of their shares of Common Stock. The Selling Shareholders and any underwriters, brokers or dealers involved in the sale of the Common Stock may be considered "underwriters" as that term is defined by the Securities Act, although the Selling Shareholders and such brokers and dealers disclaim such status.

                                 LEGAL MATTERS

    The validity of the Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by Scott M. Brown, Esq., Senior Vice President, Secretary and General Counsel for the Company.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company as of May 31, 1994 and 1993, and for each of the years in the three-year period ended May 31, 1994, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the May 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

    The consolidated financial statements of American Medical Holdings, Inc. incorporated in this Registration Statement by reference to the Current Report on Form 8-K filed with the Commission on February 10, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Commission Filing Fee.........................................  $ 36,075.06
Blue sky fees and expenses....................................    15,000.00
Stock Exchange listing fees...................................   116,000.00
Legal fees and expenses.......................................    50,000.00
Accounting fees and expenses..................................     5,000.00
Miscellaneous.................................................    15,000.00
                                                                -----------
    Total.....................................................  $237,075.06
                                                                -----------
                                                                -----------

- ------------------------
*All of the above amounts, except for the Commission filing fee, have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 78.751 of the Nevada General Corporation Law ("Nevada Law") provides generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 78.751 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

    Article  X of the  Restated Articles of Incorporation  of the Registrant and
Article IX of the Restated By-Laws of the Registrant provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada Law. The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements are intended to provide a contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth under Nevada Law or the Restated Articles of Incorporation of the Registrant. Such agreements are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Registrant's Restated Articles of Incorporation.

    Section 78.037 of the Nevada Law provides that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct or a knowing violation of law, or
(ii) under Section 78.300 of the Nevada Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock).

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

        2.1  Agreement and Plan of Merger, dated as of October 10, 1994, by and among NME,
              AMH Acquisition Co. and American Medical Holdings, Inc. (Incorporated by
              reference to Exhibit 2(A) to NME's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1994)
        4.1  Registration Rights Agreement dated as of February 22, 1995 by and between the
              Registrant and the Selling Shareholders*
        5.1  Opinion of Scott M. Brown, Esq.*
       23.1  Consent of Scott M. Brown, Esq. (included as part of Exhibit 5)*
       23.2  Consent of KPMG Peat Marwick LLP*
       23.3  Consent of Price Waterhouse LLP*
       24    Powers of Attorney (set forth on signature page of the Registration Statement)*

- ------------------------
*Filed herewith

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        c)   To remove from registration  by means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California on February 22, 1995.

                                          NATIONAL MEDICAL ENTERPRISES, INC.

                                          By:       /s/ JEFFREY C. BARBAKOW

                                             -----------------------------------
                                                     Jeffrey C. Barbakow
                                             CHAIRMAN OF THE BOARD OF DIRECTORS
                                                 AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Barbakow, Raymond L. Mathiasen and Scott M. Brown and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                     TITLE                         DATE
- --------------------------------------------------  ---------------------------------  ----------------------

             /s/ JEFFREY C. BARBAKOW                Chairman of the Board of           February 22, 1995
     ----------------------------------------        Directors and Chief Executive
               Jeffrey C. Barbakow                   Officer (Principal Executive
                 ATTORNEY-IN-FACT                    Officer)

            /s/ MICHAEL H. FOCHT, SR.               President, Chief Operating         February 22, 1995
     ----------------------------------------        Officer and Director
              Michael H. Focht, Sr.

             /s/ RAYMOND L. MATHIASEN               Senior Vice President and Chief    February 22, 1995
     ----------------------------------------        Financial Officer (Principal
               Raymond L. Mathiasen                  Financial and Accounting
                 ATTORNEY-IN-FACT                    Officer)

                    SIGNATURE                                     TITLE                         DATE
- --------------------------------------------------  ---------------------------------  ----------------------

              /s/ BERNICE B. BRATTER                Director                           February 22, 1995
     ----------------------------------------
                Bernice B. Bratter

              /s/ MAURICE J. DEWALD                 Director                           February 22, 1995
     ----------------------------------------
                Maurice J. Dewald

               /s/ PETER DE WETTER                  Director                           February 22, 1995
     ----------------------------------------
                 Peter de Wetter

              /s/ EDWARD EGBERT,M.D.                Director                           February 22, 1995
     ----------------------------------------
               Edward Egbert, M.D.

                /s/ RAYMOND A. HAY                  Director                           February 22, 1995
     ----------------------------------------
                  Raymond A. Hay

                /s/ LESTER B. KORN                  Director                           February 22, 1995
     ----------------------------------------
                  Lester B. Korn

             /s/ JAMES P. LIVINGSTON                Director                           February 22, 1995
     ----------------------------------------
               James P. Livingston

             /s/ RICHARD S. SCHWEIKER               Director                           February 22, 1995
     ----------------------------------------
               Richard S. Schweiker

                                 EXHIBIT INDEX

 EXHIBIT NO.                                           DESCRIPTION                                           PAGE NO.
- -------------  -------------------------------------------------------------------------------------------  -----------
        2.1    Agreement  and  Plan of  Merger,  dated as  of  October 10,  1994,  by and  among  NME, AMH
               Acquisition Co. and American Medical Holdings,  Inc. (Incorporated by reference to  Exhibit
               2(A) to NME's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1994)

        4.1    Registration Rights Agreement dated as of February 22, 1995 by and ']between the Registrant and the Selling Shareholders*

        5.1    Opinion of Scott M. Brown, Esq.*

       23.1    Consent of Scott M. Brown, Esq. (included as part of Exhibit 5)*

       23.2    Consent of KPMG Peat Marwick LLP*

       23.3    Consent of Price Waterhouse LLP*

       24      Powers of Attorney (set forth on signature page of the Registration Statement)*

- ------------------------
*Filed herewith